Exhibit 99.1

Investors May Contact:
Ryan Marsh
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Reporters May Contact:
Melissa Corey
Public Relations & Communications Manager
(770) 418-8231
mcorey@asburyauto.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES
2011 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

Fourth quarter adjusted EPS from continuing operations of $0.54 per diluted share, up 46% over prior period quarter

Full year 2011 adjusted EPS from continuing operations of $1.82 per diluted share, up
29% over prior year

Duluth, GA, February 14, 2012 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported adjusted income from continuing operations for the fourth quarter 2011 of $17.0 million, or $0.54 per diluted share, versus adjusted income from continuing operations in the fourth quarter 2010 of $12.2 million, or $0.37 per diluted share, a 46% increase per diluted share. Net income for the fourth quarter 2011 was $21.5 million, or $0.68 per diluted share, compared to $5.4 million, or $0.16 per diluted share in the prior year period. See attached reconciliation of reported amounts to adjusted amounts.
Fourth Quarter 2011 Highlights (compared to the prior year period):

•	Total revenues increased 8% to $1.1 billion

•	New vehicle retail revenues increased 6%, including 4% from same store revenues

•	Used vehicle retail revenues up 21%, including 18% from same store revenues

•	Finance and insurance revenues up 24%

•	Total gross profit up 8% with increases in all business lines

•	SG&A expense as a percent of gross profit improved 200 basis points to 74.7%

2011 Strategic Updates:

•	Paid down debt by over $95 million during the year; year-end 2011 leverage at 2.8x Total Debt/Adjusted EBITDA compared to 3.9x at year-end 2010

•	Repurchased $45 million of Asbury common stock during the year; approximately 8% of our common shares outstanding

•	Completed $30 million in lease buy-outs

•	Purchased $16 million of real estate in anticipation of future lease expiration

•	Completed the sale of heavy truck business for an after-tax gain of $15.8 million

•	Completed $900 million five-year credit facility; improved terms and interest rates

•	DMS conversions 100% completed; common systems across all stores

“Asbury is pleased to announce extremely strong results,” said Craig T. Monaghan, Asbury's President and Chief Executive Officer. “These results are a culmination of the hard work and determination of the Asbury team as we continue to transform the Company into a best-in-class automotive retailer. With a strong operational and financial foundation in place, we look forward to 2012.”
Asbury's Executive Vice President and Chief Operating Officer Michael S. Kearney added, “We believe the challenges that our Japanese branded dealerships experienced over the last two quarters are largely behind us. Considering the increasing number of consumers looking for more fuel efficient vehicles, the improving availability of consumer credit, and the strong pipeline of new products coming from all of our manufacturing partners, we believe we are well positioned as we enter 2012.”
For the full year 2011, adjusted income from continuing operations was $59.3 million, or $1.82 per diluted share, versus adjusted income from continuing operations of $46.9 million, or $1.41 per diluted share, in the prior year. Net income for the full year 2011 was $67.9 million, or $2.08 per diluted share, compared to $38.1 million, or $1.14 per diluted share in the prior year. See attached reconciliation of reported amounts to adjusted amounts. Revenues for the full year 2011 totaled $4.3 billion, an increase of 10% compared to the prior year.
Asbury will host a conference call to discuss its fourth quarter and year-end results this morning at 10:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling (888) 452-4004 (domestic), or (719) 325-2144 (international); passcode - 5486961. Callers should dial in approximately 5 to 10 minutes before the call begins.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 79 retail auto stores, encompassing 99 franchises for the sale and servicing of 30 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its restructuring program and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including compliance with its financial covenants), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on favorable opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2011	2010	2011	2010
REVENUES:
New vehicle	$605.6	$570.9	$2,307.2	$2,147.2
Used vehicle	305.2	269.4	1,250.1	1,078.2
Parts and service	143.0	141.7	577.9	556.5
Finance and insurance, net	36.6	29.6	141.5	115.3
Total revenues	1,090.4	1,011.6	4,276.7	3,897.2
COST OF SALES:
New vehicle	565.0	532.3	2,151.8	2,005.2
Used vehicle	282.9	248.7	1,148.1	986.7
Parts and service	62.7	64.6	255.8	254.7
Total cost of sales	910.6	845.6	3,555.7	3,246.6
GROSS PROFIT	179.8	166.0	721.0	650.6
OPERATING EXPENSES:
Selling, general and administrative	134.3	127.3	549.9	502.6
Depreciation and amortization	5.8	5.1	22.7	20.9
Other operating (income) expense, net	(0.7)	1.3	14.5	0.2
Income from operations	40.4	32.3	133.9	126.9
OTHER EXPENSE:
Floor plan interest expense	(2.7)	(2.6)	(9.6)	(9.4)
Other interest expense, net	(8.8)	(9.4)	(39.6)	(36.3)
Swap interest expense	(1.3)	(1.6)	(5.5)	(6.6)
Convertible debt discount amortization	(0.2)	(0.3)	(0.8)	(1.4)
Loss on the extinguishment of long-term debt	(0.4)	(11.3)	(0.8)	(12.6)
Total other expense, net	(13.4)	(25.2)	(56.3)	(66.3)
Income before income taxes	27.0	7.1	77.6	60.6
INCOME TAX EXPENSE	10.3	2.5	29.6	23.2
INCOME FROM CONTINUING OPERATIONS	16.7	4.6	48.0	37.4
DISCONTINUED OPERATIONS, net of tax	4.8	0.8	19.9	0.7
NET INCOME	$21.5	$5.4	$67.9	$38.1
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$0.54	$0.14	$1.51	$1.16
Discontinued operations	0.15	0.03	0.63	0.02
Net income	$0.69	$0.17	$2.14	$1.18
Diluted—
Continuing operations	$0.53	$0.14	$1.47	$1.12
Discontinued operations	0.15	0.02	0.61	0.02
Net income	$0.68	$0.16	$2.08	$1.14
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	31.0	32.3	31.8	32.2
Stock options	0.5	0.8	0.6	0.5
Restricted stock	0.1	0.3	0.1	0.3
Performance share units	0.1	0.2	0.1	0.2
Restricted share units	—	—	—	0.1
Diluted	31.7	33.6	32.6	33.3

New Vehicle—

	For the Three Months Ended December 31,		Increase	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$236.6	$226.8	$9.8	4%
Mid-line import	267.4	264.0	3.4	1%
Mid-line domestic	90.3	80.1	10.2	13%
Total new vehicle revenue—same store(1)	594.3	570.9	23.4	4%
New vehicle revenue—acquisitions	11.3	—
New vehicle revenue, as reported	$605.6	$570.9	$34.7	6%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$18.4	$18.2	$0.2	1%
Mid-line import	15.2	14.7	0.5	3%
Mid-line domestic	6.3	5.7	0.6	11%
Total new vehicle gross profit—same store(1)	39.9	38.6	1.3	3%
New vehicle gross profit—acquisitions	0.7	—
New vehicle gross profit, as reported	$40.6	$38.6	$2.0	5%

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2011	2010
New vehicle units:
New vehicle retail units—same store(1)
Luxury	4,905	4,597	308	7%
Mid-line import	9,945	10,376	(431)	(4)%
Mid-line domestic	2,225	2,133	92	4%
Total new vehicle retail units—same store(1)	17,075	17,106	(31)	—%
Fleet vehicles	670	559	111	20%
Total new vehicle units—same store(1)	17,745	17,665	80	—%
New vehicle units—acquisitions	323	—
New vehicle units—actual	18,068	17,665	403	2%

New Vehicle Metrics—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2011	2010
Revenue per new vehicle sold—same store(1)	$33,491	$32,318	$1,173	4%
Gross profit per new vehicle sold—same store(1)	$2,249	$2,185	$64	3%
New vehicle gross margin—same store(1)	6.7%	6.8%	(0.1)%	(1)%

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$256.7	$217.1	$39.6	18%
Used vehicle retail revenues—acquisitions	7.0	—
Total used vehicle retail revenues	263.7	217.1	46.6	21%

Used vehicle wholesale revenues—same store(1)	40.8	52.3	(11.5)	(22)%
Used vehicle wholesale revenues—acquisitions	0.7	—
Total used vehicle wholesale revenues	41.5	52.3	(10.8)	(21)%
Used vehicle revenue, as reported	$305.2	$269.4	$35.8	13%
Gross profit:
Used vehicle retail gross profit—same store(1)	$22.7	$21.4	$1.3	6%
Used vehicle retail gross profit—acquisitions	0.5	—
Total used vehicle retail gross profit	23.2	21.4	1.8	8%

Used vehicle wholesale gross profit—same store(1)	(0.9)	(0.7)	(0.2)	(29)%
Used vehicle wholesale gross profit—acquisitions	—	—
Total used vehicle wholesale gross profit	(0.9)	(0.7)	(0.2)	(29)%
Used vehicle gross profit, as reported	$22.3	$20.7	$1.6	8%
Used vehicle retail units:
Used vehicle retail units—same store(1)	13,547	11,429	2,118	19%
Used vehicle retail units—acquisitions	355	—
Used vehicle retail units—actual	13,902	11,429	2,473	22%

Used Vehicle Metrics—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2011	2010
Revenue per used vehicle retailed—same store(1)	$18,949	$18,996	$(47)	—%
Gross profit per used vehicle retailed—same store(1)	$1,676	$1,872	$(196)	(10)%
Used vehicle retail gross margin—same store(1)	8.8%	9.9%	(1.1)%	(11)%

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$139.9	$141.7	$(1.8)	(1)%
Parts and service revenues—acquisitions	3.1	—
Parts and service revenue, as reported	$143.0	$141.7	$1.3	1%

Gross profit:
Parts and service gross profit—same store(1):
Customer pay	$48.3	$47.4	$0.9	2%
Reconditioning and preparation	15.3	11.7	3.6	31%
Warranty	9.6	13.2	(3.6)	(27)%
Wholesale parts	5.2	4.8	0.4	8%
Total parts and service gross profit—same store(1)	78.4	77.1	1.3	2%
Parts and service gross profit—acquisitions	1.9	—
Parts and service gross profit, as reported	$80.3	$77.1	$3.2	4%
Parts and service gross margin—same store(1)	56.0%	54.4%	1.6%	3%

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net—

	For the Three Months Ended December 31,		Increase	% Change
	2011	2010
	(Dollar in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$35.9	$29.6	$6.3	21%
Finance and insurance, net—acquisitions	0.7	—
Finance and insurance, net as reported	$36.6	$29.6	$7.0	24%
Finance and insurance, net per vehicle sold—same store(1)	$1,147	$1,017	$130	13%

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Three Months Ended December 31,
	2011	2010
REVENUE MIX PERCENTAGES:
New vehicles	55.5%	56.4%
Used retail vehicles	24.2%	21.5%
Used vehicle wholesale	3.8%	5.2%
Parts and service	13.1%	14.0%
Finance and insurance, net	3.4%	2.9%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	22.6%	23.3%
Used retail vehicles	12.8%	12.9%
Used vehicle wholesale	(0.5)%	(0.4)%
Parts and service	44.7%	46.4%
Finance and insurance, net	20.4%	17.8%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	74.7%	76.7%

New Vehicle-

	For the Twelve Months Ended December 31,		Increase	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$828.4	$794.4	$34.0	4%
Mid-line import	1,064.4	1,041.7	22.7	2%
Mid-line domestic	350.7	311.1	39.6	13%
Total new vehicle revenue—same store(1)	2,243.5	2,147.2	96.3	4%
New vehicle revenue—acquisitions	63.7	—
New vehicle revenue, as reported	$2,307.2	$2,147.2	$160.0	7%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$62.4	$61.4	$1.0	2%
Mid-line import	65.2	58.2	7.0	12%
Mid-line domestic	23.8	22.4	1.4	6%
Total new vehicle gross profit—same store(1)	151.4	142.0	9.4	7%
New vehicle gross profit—acquisitions	4.0	—
New vehicle gross profit, as reported	$155.4	$142.0	$13.4	9%

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2011	2010
New vehicle units:
New vehicle retail units—same store(1)
Luxury	17,205	16,461	744	5%
Mid-line import	40,782	41,622	(840)	(2)%
Mid-line domestic	8,913	8,283	630	8%
Total new vehicle retail units—same store(1)	66,900	66,366	534	1%
Fleet vehicles	2,633	2,080	553	27%
Total new vehicle units—same store(1)	69,533	68,446	1,087	2%
New vehicle units—acquisitions	1,916	—
New vehicle units—actual	71,449	68,446	3,003	4%

New Vehicle Metrics-

	For the Twelve Months Ended December 31,		Increase	% Change
	2011	2010
Revenue per new vehicle sold—same store(1)	$32,265	$31,371	$894	3%
Gross profit per new vehicle sold—same store(1)	$2,177	$2,075	$102	5%
New vehicle gross margin—same store(1)	6.7%	6.6%	0.1%	2%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$1,021.4	$874.1	$147.3	17%
Used vehicle retail revenues—acquisitions	35.8	—
Total used vehicle retail revenues	1,057.2	874.1	183.1	21%

Used vehicle wholesale revenues—same store(1)	188.2	204.1	(15.9)	(8)%
Used vehicle wholesale revenues—acquisitions	4.7	—
Total used vehicle wholesale revenues	192.9	204.1	(11.2)	(5)%
Used vehicle revenue, as reported	$1,250.1	$1,078.2	$171.9	16%
Gross profit:
Used vehicle retail gross profit—same store(1)	$100.1	$92.9	$7.2	8%
Used vehicle retail gross profit—acquisitions	3.4	—
Total used vehicle retail gross profit	103.5	92.9	10.6	11%

Used vehicle wholesale gross profit—same store(1)	(1.4)	(1.4)	—	—%
Used vehicle wholesale gross profit—acquisitions	(0.1)	—
Total used vehicle wholesale gross profit	(1.5)	(1.4)	(0.1)	(7)%
Used vehicle gross profit, as reported	$102.0	$91.5	$10.5	11%
Used vehicle retail units:
Used vehicle retail units—same store(1)	54,030	46,093	7,937	17%
Used vehicle retail units—acquisitions	1,775	—
Used vehicle retail units—actual	55,805	46,093	9,712	21%

Used Vehicle Metrics-

	For the Twelve Months Ended December 31,		Decrease	% Change
	2011	2010
Revenue per used vehicle retailed—same store(1)	$18,904	$18,964	$(60)	—%
Gross profit per used vehicle retailed—same store(1)	$1,853	$2,015	$(162)	(8)%
Used vehicle retail gross margin—same store(1)	9.8%	10.6%	(0.8)%	(8)%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$558.4	$556.5	$1.9	—%
Parts and service revenues—acquisitions	19.5	—
Parts and service revenue, as reported	$577.9	$556.5	$21.4	4%

Gross profit:
Parts and service gross profit—same store(1):
Customer pay	$191.4	$188.6	$2.8	1%
Reconditioning and preparation	57.0	45.2	11.8	26%
Warranty	42.4	47.8	(5.4)	(11)%
Wholesale parts	20.2	20.2	—	—%
Total parts and service gross profit—same store(1)	$311.0	$301.8	$9.2	3%
Parts and service gross profit—acquisitions	11.1	—
Parts and service gross profit, as reported	$322.1	$301.8	$20.3	7%
Parts and service gross margin—same store(1)	55.7%	54.2%	1.5%	3%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Twelve Months Ended December 31,		Increase	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$137.9	$115.3	$22.6	20%
Finance and insurance, net—acquisitions	3.6	—
Finance and insurance, net as reported	$141.5	$115.3	$26.2	23%
F&I per vehicle sold—same store(1)	$1,116	$1,007	$109	11%

(1)
 Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Twelve Months Ended December 31,
	2011	2010
REVENUE MIX PERCENTAGES:
New vehicles	53.9%	55.1%
Used retail vehicles	24.8%	22.4%
Used vehicle wholesale	4.5%	5.2%
Parts and service	13.5%	14.3%
Finance and insurance, net	3.3%	3.0%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	21.6%	21.8%
Used retail vehicles	14.3%	14.3%
Used vehicle wholesale	(0.2)%	(0.2)%
Parts and service	44.7%	46.4%
Finance and insurance, net	19.6%	17.7%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	76.3%	77.3%

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures
(In millions)
(Unaudited)

	December 31, 2011	December 31, 2010	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$11.4	$21.3	$(9.9)	(46)%
New vehicle inventory	400.0	436.1	(36.1)	(8)%
Used vehicle inventory	82.0	74.8	7.2	10%
Parts inventory	37.5	36.5	1.0	3%
Total current assets	781.8	876.8	(95.0)	(11)%
Floor plan notes payable	434.0	424.6	9.4	2%
Total current liabilities	628.6	635.8	(7.2)	(1)%

CAPITALIZATION:
Long-term debt (including current portion)	$458.6	$543.8	$(85.2)	(16)%
Shareholders' equity	326.6	287.1	39.5	14%
Total	$785.2	$830.9	$(45.7)	(6)%
Brand Mix - New Vehicle Revenue by Brand-

	For the Twelve Months Ended December 31,
	2011	2010
Luxury
BMW	10%	8%
Mercedes-Benz	7%	7%
Lexus	5%	6%
Acura	5%	5%
Infiniti	4%	5%
Other luxury	6%	5%
Total luxury	37%	36%
Mid-Line Imports:
Honda	20%	22%
Nissan	13%	14%
Toyota	10%	10%
Other imports	4%	3%
Total imports	47%	49%
Mid-Line Domestic:
Ford	9%	9%
Chevrolet	3%	2%
Other domestics	4%	4%
Total domestic	16%	15%
Total New Vehicle Revenue	100%	100%

Japanese Manufacturer New Vehicle Inventory (Dollars in millions) -

	As of March 31, 2011	As of June 30, 2011	As of September 30, 2011	As of December 31, 2011
Honda	$79	$36	$30	$35
Nissan	67	63	65	81
Toyota	49	28	22	35
Infiniti	26	18	17	26
Lexus	16	8	11	11
Acura	17	12	8	13
Total	$254	$165	$153	$201

Selling, General and Administrative Expense (“SG&A”)-

	For the Twelve Months Ended December 31,				Increase (Decrease)	% of Gross Profit Increase (Decrease)
	2011	% of Gross Profit	2010	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$512.7	71.1%	$461.2	70.9%	$51.5	0.2%
Rent expense	37.2	5.2%	41.4	6.4%	(4.2)	(1.2)%
SG&A-total	$549.9	76.3%	$502.6	77.3%	$47.3	(1.0)%
Gross profit	$721.0		$650.6

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

We currently use the alternate measurement Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) when measuring our profitability.  We also use the alternate measurement “Adjusted EBITDA,” which considers items that are not core operating items, when using the alternate measurement “Adjusted Leverage Ratio,” as calculated below.  EBITDA, Adjusted EBITDA and Adjusted Leverage Ratio are not defined by Generally Accepted Accounting Principles (“GAAP”), and contain material limitations.  In order to compensate for these limitations, we also review the related GAAP measures. In addition, these non-GAAP measures are not defined by GAAP and our definition of each measure may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. These non-GAAP measures should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

	For the Twelve Months Ended,
	December 31, 2011	December 31, 2010
	(Dollars in millions)
Adjusted leverage ratio:
Book value of long-term debt (including current portion)	$458.6	$543.8

Calculation of adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"):
Income from continuing operations	$48.0	$37.4

Add:
Depreciation and amortization	22.7	20.9
Income tax expense	29.6	23.2
Convertible debt discount amortization	0.8	1.4
Swap and other interest expense	45.1	42.9
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	146.2	125.8

Non-core items - expense:
Loss on extinguishment of long-term debt	0.8	12.6
Real estate related losses	1.9	1.8
Executive separation costs	6.6	—
Fees associated with loan amendments	—	1.0
Litigation related expense	9.0	—
Total non-core items	18.3	15.4

Adjusted EBITDA	$164.5	$141.2

Adjusted leverage ratio	2.8	3.9

Our income from continuing operations during 2011 and 2010 was impacted by several items shown below (collectively referred to as “Non-Core Items”). We believe that an alternative comparison of our income from continuing operations (“Adjusted Income From Continuing Operations”), which is not defined by Generally Accepted Accounting Principles (“GAAP”), can be made by adjusting for items that are not core operating items and should be considered when forecasting our future results. These Non-Core Items are excluded by management when comparing actual results to forecasted results and are generally not included in external financial estimates of our business.

The non-GAAP measure Adjusted Income From Continuing Operations contains material limitations. Although we believe that litigation related expense and executive separation costs are infrequent, we cannot assure you that we will not recognize them in the future. Our adjusted income from continuing operations may not be comparable with adjusted income from continuing operations of other companies to the extent that other companies recognize similar items in adjusted income from continuing operations and do not provide disclosure of the amounts. In order to compensate for these limitations, we also review the related GAAP measures. In addition, these non-GAAP measures are not defined by GAAP and our definition of each measure may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. These non-GAAP measures should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP.
The non-core operating items shown in the table below are (i) expenses related to executive separation benefits, (ii) real estate related charges consisting of a lease termination charge and impairment of certain property not used in our operations, (iii) legal claims related to operations from 2000 to 2006 and (iv) losses from the extinguishment of long-term debt.

	For the Three Months Ended December 31,
	2011	2010
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$21.5	$5.4
Discontinued operations, net of tax	(4.8)	(0.8)
Income from continuing operations	16.7	4.6

Non-core items - expense (income):
Loss on extinguishment of long-term debt	0.4	11.3
Fees associated with loan amendments	—	1.0
Tax benefit on non-core items above	(0.1)	(4.7)
Total non-core items	0.3	7.6
Adjusted income from continuing operations	$17.0	$12.2

Adjusted earnings per common share - diluted:
Net income	$0.68	$0.16
Discontinued operation, net of tax	(0.15)	(0.02)
Income from continuing operations	0.53	0.14

Total non-core items	0.01	0.23
Adjusted income from continuing operations	$0.54	$0.37

Weighted average common share outstanding - diluted	31.7	33.6

	For the Twelve Months Ended December 31,
	2011	2010
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$67.9	$38.1
Discontinued operations, net of tax	(19.9)	(0.7)
Income from continuing operations	48.0	37.4

Non-core items - expense (income):
Litigation related expense	9.0	—
Executive separation costs	6.6	—
Real estate-related charges	1.9	1.8
Loss on extinguishment of long-term debt	0.8	12.6
Fees associated with loan amendments	—	1.0
Tax benefit on non-core items above	(7.0)	(5.9)
Total non-core items	11.3	9.5
Adjusted income from continuing operations	$59.3	$46.9

Adjusted earnings per common share - diluted:
Net income	$2.08	$1.14
Discontinued operation, net of tax	(0.61)	(0.02)
Income from continuing operations	1.47	1.12

Total non-core items	0.35	0.29
Adjusted income from continuing operations	$1.82	$1.41

Weighted average common share outstanding - diluted	32.6	33.3